CONSENT OF INDEPENDENT AUDITORS

We consent to the reference made to our firm under the caption "Independent Auditors" and to the use of our report dated May 12, 1998, as to American General Annuity Insurance Company, and our Report dated May 12, 1998, as to AGA Separate Account A, in Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 on Form N-4 of AGA Separate Account A.



                                       /s/ERNST & YOUNG LLP

                                       ERNST & YOUNG LLP

Houston, Texas
May 18, 1998


                CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in Post-Effective Amendment No. 5 to the Registration Statement of AGA Separate Account A, formerly WNL Separate Account A, (File No. 33-86464) of our reports dated February 5, 1997 and February 20, 1997 on our audits of the financial statements and financial statement schedule of Western National Life Insurance Company and WNL Separate Account A, respectively. We also consent to the reference to our firm under the caption "Independent Auditors".


                                  /s/COOPERS & LYBRAND L.L.P.

Houston, Texas
May 22, 1998